EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3 (Form Type)

Blue Owl Capital Inc.

(Exact name of Registrant as Specified in its Charter)

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(1)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Class A common stock, par value $0.0001 per share	1,320,591,340(2)	$18,158,130,925.00(3)	S-1	333-257190	August 2, 2021

Equity	Class A common stock, par value $0.0001 per share	29,701,013(4)	$455,329,894.70(5)	S-1	333-260314	October 29, 2021

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), the amount of securities previously registered includes such indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Represents the resale of shares of Class A common stock, par value $0.0001 per share (“Class A Shares”) in certain private transactions described in the registration statement on Form S-1 (Registration No. 333-257190), filed on June 17, 2021, as amended on July 15, 2021, which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 2, 2021.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s common stock on June 14, 2021, as reported on the New York Stock Exchange, which was approximately $13.75 per share.

(4)

Represents the resale of Class A Shares in certain private transactions described in the registration statement on Form S-1 (Registration No. 333-260314), filed on October 18, 2021, which was subsequently declared effective by the SEC on October 29, 2021.

(5)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s common stock on October 12, 2021, as reported on the New York Stock Exchange, which was approximately $15.33 per share.